QuickLinks -- Click here to rapidly navigate through this document

As filed with the United States Securities and Exchange Commission on July 1, 2005

Registration No. 333-082552

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
Registration Statement Under the Securities Act of 1933

Cimarex Energy Co.
(Exact name of registrant as specified in its charter)

Delaware	45-0466694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518
(303) 295-3995
(Address, including zip code and telephone number, including area code, of registrant's principal executive office)

Paul Korus
Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518
(303) 295-3995
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
Thomas A. Richardson
J. Gregory Holloway
Jennifer A. D'Alessandro
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

Approximate date of commencement of proposed sale to the public:
 Not applicable

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Deregistration of Unsold Securities.

        This Post-Effective Amendment No. 1 to Form S-3 Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-82552), filed with the Securities and Exchange Commission (the "SEC") on February 12, 2002, as amended by the Amendment No. 1 to Form S-3 Registration Statement on Form S-3/A, filed with the SEC on March 20, 2002 (as so amended, the "Registration Statement") by Magnum Hunter Resources, Inc. ("Magnum Hunter"), relating to the registration of 7,228,457 warrants to purchase Common Stock of Magnum Hunter and 7,228,457 shares of Common Stock of Magnum Hunter issuable upon the exercise of the warrants.

        On June 7, 2005, Cimarex Energy Co. ("Cimarex"), Cimarex Nevada Acquisition Co. ("Merger Sub") and Magnum Hunter completed the merger (the "First Merger") of Merger Sub with and into Magnum Hunter pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 6, 2005, as amended on February 18, 2005 and April 20, 2005, among such parties. As a result of the First Merger, Magnum Hunter was the surviving company and a direct wholly owned subsidiary of Cimarex. In connection with the First Merger, shares of Magnum Hunter Common Stock outstanding under the Plan were converted into shares of Cimarex Common Stock.

        On June 13, 2005, Cimarex and Magnum Hunter completed the merger (the "Second Merger") of Magnum Hunter with and into Cimarex pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 7, 2005, between such parties. As a result of the Second Merger, Cimarex is the surviving company and the successor by merger to Magnum Hunter.

        All warrants to purchase Common Stock and Common Stock of Magnum Hunter previously registered under the Registration Statement that remain unsold are hereby deregistered.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado, on June 30, 2005.

CIMAREX ENERGY CO.
By:	/s/ F.H. MERELLI F.H. Merelli Chairman, President and Chief Executive Officer

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F.H. MERELLI F.H. Merelli	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 30, 2005
/s/ PAUL KORUS Paul Korus	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 30, 2005
/s/ JAMES H. SHONSEY James H. Shonsey	Controller, Chief Accounting Officer (Principal Accounting Officer)	June 30, 2005
Jerry Box	Director	June , 2005
/s/ GLENN A. COX Glenn A. Cox	Director	June 27, 2005
/s/ CORTLANDT S. DIETLER Cortlandt S. Dietler	Director	June 27, 2005
Hans Helmerich	Director	June , 2005
/s/ DAVID A. HENTSCHEL David A. Hentschel	Director	June 30, 2005
/s/ PAUL D. HOLLEMAN Paul D. Holleman	Director	June 27, 2005
L.F. Rooney, III	Director	June , 2005
Michael J. Sullivan	Director	June , 2005
/s/ L. PAUL TEAGUE L. Paul Teague	Director	June 27, 2005

QuickLinks

  Deregistration of Unsold Securities.
SIGNATURES